EXHIBIT 3.1

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies

Notice of Articles BUSINESS CORPORATIONS ACT	CAROL PREST

This Notice of Articles was issued by the Registrar on: May 31, 2018 03:57 PM Pacific Time Incorporation Number: BC032701 Recognition Date: Incorporated on May 21, 1987

NOTICE OF ARTICLES

Name of Company:

MEDMEN ENTERPRISES INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
2200 HSBC BUILDING 885 WEST GEORGIA STREET VANCOUVER BC V6C 3E8 CANADA	2200 HSBC BUILDING 885 WEST GEORGIA STREET VANCOUVER BC V6C 3E8 CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
2200 HSBC BUILDING 885 WEST GEORGIA STREET VANCOUVER BC V6C 3E8 CANADA	2200 HSBC BUILDING 885 WEST GEORGIA STREET VANCOUVER BC V6C 3E8 CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name: Hutchison, Mark (formerly Hutchinson, Mark)

Mailing Address:	Delivery Address:
10115 JEFFERSON BOULEVARD CULVER CITY CA 90232 UNITED STATES	10115 JEFFERSON BOULEVARD CULVER CITY CA 90232 UNITED STATES

Last Name, First Name, Middle Name: Sergi Trager, Lisa

Mailing Address:	Delivery Address:
10115 JEFFERSON BOULEVARD CULVER CITY CA 90232 UNITED STATES	10115 JEFFERSON BOULEVARD CULVER CITY CA 90232 UNITED STATES

Last Name, First Name, Middle Name: Rayburn, Andrew

Mailing Address:	Delivery Address:
10115 JEFFERSON BOULEVARD CULVER CITY CA 90232 UNITED STATES	10115 JEFFERSON BOULEVARD CULVER CITY CA 90232 UNITED STATES

Last Name, First Name, Middle Name: Modlin, Andrew

Mailing Address:	Delivery Address:
10115 JEFFERSON BOULEVARD CULVER CITY CA 90232 UNITED STATES	10115 JEFFERSON BOULEVARD CULVER CITY CA 90232 UNITED STATES

Last Name, First Name, Middle Name: Bierman, Adam

Mailing Address:	Delivery Address:
10115 JEFFERSON BOULEVARD CULVER CITY CA 90232 UNITED STATES	10115 JEFFERSON BOULEVARD CULVER CITY CA 90232 UNITED STATES

RESOLUTION DATES:
Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares: July 8, 2011 July 8, 2011 December 16, 2014 May 28, 2018

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AUTHORIZED SHARE STRUCTURE

1. No Maximum	Class "A" Super Voting Shares	Without Par Value

With Special Rights or Restrictions attached

2. No Maximum	Class "B" Subordinate Voting Shares	Without Par Value

With Special Rights or Restrictions attached

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Number: BC0327015

CERTIFICATE

OF

CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that LADERA VENTURES CORP. changed its name to MEDMEN ENTERPRISES INC. on May 28, 2018 at 09:38 AM Pacific Time.

Issued under my hand at Victoria, British Columbia On May 28, 2018 CAROL PREST Registrar of Companies Province of British Columbia Canada
ELECTRONIC CERTIFICATE

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This resolution has been deposited at the

Records office of the Company on May 28, 2018.

Ladera Ventures Corp.

Certified Copy of Special Resolution

Approved by the Shareholders on

May 28, 2018

The undersigned, being the solicitor to Ladera Ventures Corp, (the ‘‘Company”) and having acted as Chair of the meeting of shareholders of the Company held on May 28, 2018 (the ‘‘Meeting”), hereby certifies in his capacity as Chair and not in his personal capacity that the following is the text of a special resolution duly approved by the shareholders of the Company at the Meeting and such special resolution has not been varied or rescinded as of the date hereof:

“BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	the notice of articles of Ladera Ventures Corp. (‘‘Ladera”) shall be altered to amend the rights and restrictions of the existing class of Common Shares and redesignating such class as “subordinate voting shares’’, and to create a class of multiple voting shares as described under the heading “Description of Share Capital of the Resulting lssuer” in “Schedule “D” - Information Concerning the Resulting Issuer” in the management information circular of Ladera dated April 27, 2018 (the “Amendment’’);

2.	a notice of alteration reflecting the effect of this special resolution and the Amendment be filed by or on behalf of Ladera;

3.	the articles of Ladera be amended by:

(a)	deleting existing Article 2.1(1) and replacing with the text in Appendix 1 to this resolution; and

(b)	adding new Article 2.1(3) having the text in Appendix 1 to this resolution;

4.

notwithstanding the passage of this resolution by the Ladera Shareholders, the Board of Directors of Ladera may, without any further notice or approval of the Ladera Shareholders, decide not to proceed with the Amendment; and

5.

any one or more of the directors or officers of Ladera is hereby authorized and directed, acting for, in the name of and on behalf of Ladera, to execute or cause to be executed, under the seal of Ladera or otherwise, and to deliver or cause to be delivered, such other documents and instruments, and to do or cause to be done all such other acts and things, as may in the opinion of such director or officer of Ladera be necessary or desirable to carry out the intent of the foregoing resolution (including, without limitation, the execution and filing of such articles, applications and of certificates or other assurances that the Amendment will not adversely affect creditors or shareholders of Ladera), the execution of any such document or the doing of any such other act or thing by any director or officer of Ladera being conclusive evidence of such determination.

Appendix 1

to Amendment Resolution

Article 2.1(1):

(1)	An unlimited number of Class A Super Voting Shares (the “Class A Shares” ), without nominal or par value, having attached thereto the special rights and restrictions as set forth below:

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(a)

Voting Rights. Holders of Class A Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting holders of Class A Shares shall be entitled to 1,000 votes in respect of each Class A Share held provided that should at any time the aggregate number of issued and outstanding (i) non- voting common shares (the "MedMen Corp. Redeemable Shares") in the capital of MM CAN USA, Inc. ("MedMen Corp.") and (ii) Common Units (the "MedMen Redeemable Units") in the capital of MM Enterprises USA, LLC C'MedMen") (or such securities of any successor to MedMen Corp. or MedMen as may exist from time to time) beneficially owned, directly or indirectly by a holder of the Class A Shares (the "Holder") and the Holder's predecessor or transferor, permitted transferees and permitted successors, and any prior transferor's transferor and any prior permitted transferee's permitted transferee (the "Holder's Group"), divided by the aggregate number of (i) MedMen Corp. Redeemable Shares and (ii) MedMen Redeemable Units beneficially owned, directly or indirectly  by the Holder and the Holder's Group as at May 28 2018 be less than 50%, the Holder shall from that time forward be entitled to 50 votes in respect of each Class A Share held. The holders of Class A Shares shall, from time to time upon the request of the Company, provide to the Company evidence as to such holders' direct and indirect beneficial ownership (and that of its permitted transferees and permitted successors) of MedMen Corp. Redeemable Shares and MedMen Redeemable Units to enable the Company to determine the voting entitlement of the Class A Shares. For the purposes of these calculations, a Holder shall be deemed to beneficially own MedMen Corp. Redeemable Shares held by an intermediate company or fund in proportion to their equity ownership of such company or fund.

(b)

Alteration to Rights of Class A Shares. As long as any Class A Shares remain outstanding, the Company will not, without the consent of the holders of the Class A Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Class A Shares. Consent of the holders of a majority of the outstanding Class A Shares shall be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Class A Shares. In connection with the exercise of the voting rights contained in this paragraph (b) each holder of Class A Shares will have one vote in respect of each Class A Share held.

(c)	Dividends. Holders of Class A Shares shall not be entitled to receive dividends.

(d)

Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary , or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the Company will distribute its assets firstly and in priority to the rights of holders of any other class of shares of the Company (including the holders of PREFERRED Shares of any series and Class 8 Subordinate Voting Shares) to return the issue price of the Class A Shares to the holders thereof and if there are insufficient assets to fully return the issue price to the holders of the Class A Shares such holders will receive an amount equal to their pro rata share in proportion to the issue price of their Class A Shares along with all other holders of Class A Shares. The holders of Class A Shares shall not be entitled to receive directly or indirectly as holders of Class A Shares any other assets or property of the Company and their sole rights will be to the return of the issue price of such Class A Shares in accordance with this paragraph (d).

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(e)

Subdivision or Consolidation. No subdivision or consolidation of the Class A Shares or the Class B Subordinate Voting Shares shall occur unless, simultaneously, the Class A Shares and the Class B Subordinate Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

(f)

Rights to Subscribe; Pre-Emptive Rights. The holders of Class A Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Class B Subordinate Voting Shares, bonds, debentures or other securities of the Company not convertible into Class A Shares, now or in the future.

(g)

Redemption Rights. The Company has the right to redeem all or some of the Class A Shares from a holder of Class A Shares by providing two days prior written notice to the holder or holders of such Class A Shares, for an amount equal to the issue price for each Class A Share, payable in cash to the holders of the Class A Shares so redeemed. The Company need not redeem Class A Shares on a pro-rata basis among the holders of Class A Shares. Holders of Class A Shares to be redeemed by the Company shall surrender the certificate or certificates representing such Class A Shares to the Company at its records office duly assigned or endorsed for transfer to the Company (or accompanied by duly executed share transfers relating thereto). Each surrendered certificate shall be cancelled, and the Company shall thereafter make payment of the applicable redemption amount by certified cheque, bank draft or wire transfer to the registered holder of such certificate; provided that, if less than all the Class A Shares represented by a surrendered certificate are redeemed then a new share certificate representing the unredeemed balance of Class A Shares represented by such certificate shall be issued in the name of the applicable registered holder of the cancelled share certificate. If on the applicable redemption date the redemption price is paid (or tendered for payment) for any of the Class A Shares to be redeemed then on such date all rights of the holder in the Class A Shares so redeemed and paid or tendered shall cease and such redeemed Class A Shares shall no longer be deemed issued and outstanding, regardless of whether or not the holder of such Class A Shares has delivered the certificate(s) representing such securities to the Company, and from and after such date the certificate formerly representing the retracted Class A Shares shall evidence the only the right of the former holder of such Class Shares to receive the redemption price to which such holder is entitled.

(h)	Transfer Restrictions. No Class A Share may be transferred by the holder thereof without the prior written consent of the Company.

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Article 2.1(3):

(3)	An unlimited number of Class B Subordinate Voting Shares (the "Class B Shares"), without nominal or par value, having attached thereto the special rights and restrictions as set forth below:

(a)	Voting Rights. Holders of Class B Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Company , except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting holders of Class B Shares shall be entitled to one vote in respect of each Class B Share held.

(b)	Alteration to Rights of Class B Shares. As long as any Class B Shares remain outstanding, the Company will not, without the consent of the holders of the Class B Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Class B Shares.

(c)	Dividends. Holders of Class B Shares shall be entitled to receive as and when declared by the directors, dividends in cash or property of the Company.

(d)	Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary , or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Class B Shares shall, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Class B Shares (including, without restriction, the Class A Super Voting Shares) be entitled to participate rate ably along with all other holders of Class B Shares.

(e)	Rights to Subscribe; Pre-Emptive Rights. The holders of Class B Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Class B Shares, or bonds, debentures or other securities of the Company now or in the future."

Dated this 28th May, 2018

/s/ Sam Cole

SAMUEL T.G. COLE Barrister & Solicitor Cassels Brock and Blackwell LLP #2200 - 885 West Georgia Street Vancouver, B.C. V6C 3E8 Phone: (604)283-1485 BC Law Society No. 509998

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The  Articles of the Company  have  been  altered

pursuant to a  Notice of Alteration filed with

the BC Registrar of Companies on May 28, 2018.

MEDMEN ENTERPRISES INC.

(the "Company" )

EFFECTIVE AS OF DECEMBER 16, 2014

ARTICLES

1.	INTERPRETATION		13
	1.1	Definitions	13
	1.2	Business Corporations Act and Interpretation Act Definitions Applicable	13
	1.3	Conflicts Between Articles and the Business Corporations Act	13
2.	SHARES AND SHARE CERTIFICATES		13
	2.1	Authorized Share Structure	13
	2.2	Form of Share Certificate	15
	2.3	Shareholder Entitled to Share Certificate or Acknowledgement	15
	2.4	Delivery by Mail	15
	2.5	Replacement of Worn Out or Defaced Share Certificate or Acknowledgement	16
	2.6	Replacement of Lost, Stolen or Destroyed Share Certificate or Acknowledgement	16
	2.7	Splitting Share Certificates	16
	2.8	Share Certificate Fee	16
	2.9	Recognition of Trusts	16
3.	ISSUE OF SHARES		16
	3.1	Directors Authorized	16
	3.2	Commissions and Discounts	16
	3.3	Brokerage	17
	3.4	Conditions of Issue	17
	3.5	Share Purchase Warrants and Rights	17
4.	SECURITIES REGISTERS		17
	4.1	Central Securities Register	17
	4.2	Closing Register	17
5.	SHARE TRANSFERS		17
	5.1	Registering Transfers	17
	5.2	Transferor Remains Share holder	18
	5.3	Signing of Instrument of Transfer	18
	5.4	Enquiry as to Title Not Required	18
	5.5	Transfer Fee	18
6.	TRANSMISSION OF SHARES		18
	6.1	Legal Personal Representative Recognized on Death	18
	6.2	Rights of Legal Personal Representative	18
7.	PURCHASE OR REDEMPTION OF SHARES		19
	7.1	Company Authorized to Purchase or Redeem Shares	19
	7.2	Purchase or Redemption When Insolvent	19
	7.3	Sale and Voting of Purchased Shares	19
8.	BORROWING POWERS		19
9.	ALTERATIONS		19
	9.1	Alteration of Authorized Share Structure	19
	9.2	Change of Name	20
	9.3	Other Alterations	20
10.	MEETINGS OF SHARE HOLDERS		20
	10.1	Annual General Meetings	20

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	10.2	Resolution Instead of Annual General Meeting	20
	10.3	Calling of Meetings of Shareholders	20
	10.4	Location of Meeting	21
	10.5	Notice for Meetings of Shareholders	21
	10.6	Record Date for Notice	21
	10.7	Record Date for Voting	21
	10.8	Class Meetings and Series Meetings of Shareholders	21
	10.9	Failure to Give Notice and Waiver of Notice	21
11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS		22
	11.1	Special Business	22
	11.2	Special Majority	22
	11.3	Quorum	22
	11.4	One Shareholder May Constitute Quorum	22
	11.5	Other Persons May Attend	23
	11.6	Requirement of Quorum	23
	11.7	Lack of Quorum	23
	11.8	Lack of Quorum at Succeeding Meeting	23
	11.9	Chair	23
	11.10	Selection of Alternate Chair	23
	11.11	Adjournments	23
	11.12	Notice of Adjourned Meeting	24
	11.13	Decisions by Show of Hands or Poll	24
	11.14	Declaration of Result	24
	11.15	Motion Need Not be Seconded	24
	11.16	Casting Vote	24
	11.17	Manner of Taking Poll	24
	11.18	Demand for Poll on Adjournment	24
	11.19	Chair Must Resolve Dispute	25
	11.20	Casting of Votes	25
	11.21	Demand for Poll	25
	11.22	Demand for Poll Not to Prevent Continuance of Meeting	25
	11.23	Retention of Bal lots and Proxies	25
12.	VOTES OF SHAREHOLDERS		25
	12.1	Number of Votes by Shareholder or by Shares	25
	12.2	Votes of Persons in Representative Capacity	25
	12.3	Votes by Joint Holders	25
	12.4	Legal Personal Representatives as Joint Shareholders	26
	12.5	Representative of a Corporate Shareholder	26
	12.6	Proxy Provisions Do Not Apply to All Companies	26
	12.7	Appointment of Proxy Holders	26
	12.8	Alternate Proxy Holders	26
	12.9	Form of Proxy	27
	12.10	Deposit of Proxy	27
	12.11	Revocation of Proxy	27
	12.12	Revocation of Proxy Must Be Signed	28
	12.13	Production of Evidence of Authority to Vote	28
13	DIRECTORS		28
	13.1	First Directors; N umber of Directors	28
	13.2	Change in Number of Directors	28
	13.3	Di rectors' Acts Val id Despite Vacancy	28
	13.4	Qualifications of Directors	29
	13.5	Remuneration of Directors	29
	13.6	Reimbursement of Expenses of Directors	29
	13.7	Special Remuneration for Directors	29
	13.8	Gratuity, Pension or Allowance on Retirement of Director	29
14.	ELECTION AND REMOVAL OF DIRECTORS		29

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	14.1	Election at Annual General Meeting	29
	14.2	Consent to be a Director	29
	14.3	Fai lure to Elect or Appoint Directors	30
	14.4	Pl aces of Retiring Directors Not Filled	30
	14.5	Directors May Fill Casual Vacancies	30
	14.6	Remaining Directors Power to Act	30
	14.7	Shareholders May Fill Vacancies	30
	14.8	Additional Directors	30
	14.9	Ceasing to be a Director	31
	14.10	Removal of Director by Shareholders	31
	14.11	Removal of Director by Directors	31
15.	POWERS AND DUTIES OF DIRECTORS		31
	15.1	Powers of Management.	31
	15.2	Appointment of Attorney of Company	31
16.	DISCLOSURE OF INTEREST OF DI RECTORS		32
	16.1	Obligation to Account for Profits	32
	16.2	Restrictions on Voting by Reason of Interest.	32
	16.3	Interested Director Counted in Quorum	32
	16.4	Disclosure of Conf1ict of Interest or Property	32
	16.5	Director Holding Other Office in the Company	32
	16.6	No Disqualification	32
	16.7	Professional Services by Director or Officer	32
	16.8	Director or Officer i n Other Corporations	33
17.	PROCEEDI NGS OF DIRECTORS		33
	17.1	Meetings of Directors	33
	17.2	Voting at Meetings	33
	17.3	Chair of Meetings	33
	17.4	Meetings by Telephone or Other Communications Medium	33
	17.5	Calling of Meetings	33
	17.6	Notice of Meetings	34
	17.7	When Notice Not Required	34
	17.8	Meeting Val id Despite Failure to Give Notice	34
	17.9	Waiver of Notice of Meetings	34
	17.10	Quorum	34
	17.11	Validity of Acts Where Appointment Defective	34
	17.12	Consent Resolutions in Writing	34
18.	EXECUTIVE AND OTHER COMMITTEES		35
	18.1	Appointment and Powers of Executive Committee	35
	18.2	Appointment and Powers of Other Committees	35
	18.3	Obligations of Committees	35
	18.4	Powers of Board	36
	18.5	Committee Meetings	36
19.	OFFICERS		36
	19.1	Directors May Appoint Officers	36
	19.2	Functions, Duties and Powers of Officers	36
	19.3	Qualifications	36
	19.4	Remuneration and Terms of Appointment	36
20.	INDEMNIFICATION		37
	20.1	Definitions	37
	20.2	Mandatory Indemnification of Directors and Former Directors	37
	20.3	Indemnification of Other Persons	37
	20.4	Non-Compliance with Business Corporations	37
	20.5	Company May Purchase Insurance	37
21.	DIVIDENDS		38
	21.1	Payment of Dividends Subject to Special Rights	38
	21.2	Declaration of Dividends	38

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	21.3	No Notice Required	38
	21.4	Record Date	38
	21.5	Manner of Paying Dividend	38
	21.6	Settlement of Difficulties	38
	21.7	When Dividend Payable	38
	21.8	Dividends to be Paid in Accordance with Number of Shares	38
	21.9	Receipt by Joint Shareholders	39
	21.10	Dividend Bears No Interest	39
	21.1 1	Fractional Dividends	39
	21.12	Payment of Dividends	39
	21.13	Capitalization of Surplus	39
22.	DOCUMENTS, RECORDS AND REPORTS		39
	22.1	Recording of Financial Affairs.	39
	22.2	Inspection of Accounting Records	39
23.	NOTICES		40
	23.1	Method of Giving Notice	40
	23.2	Deemed Receipt of Mailing	40
	23.3	Certificate of Sending	40
	23.4	Notice to Joint Shareholders	40
	23.5	Notice to Trustees	40
24.	SEAL		41
	24.1	Who May Attest Seal	41
	24.2	Sealing Copies	41
	24.3	Mechanical Reproduction of Seal	41
25.	PROHIBITIONS		41
	25.1	Definitions	41
	25.2	Application	42
	25.3	Consent Required for Transfer of Shares or Designated Securities	42
26.	ADVANCE NOTICE PROVISION		42
	26.1	Nomination of Directors	42
	26.2	Applications	44

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MEDMEN ENTERPRISES INC.

(the “Company”)

1. INTERPRETATION

1.1 Definitions

In these Articles, unless the context otherwise requires:

(1)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company, as the case may be;

(2)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments there to made pursuant to that Act;

(3)	“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(4)	“legal personal representative” means the personal or other legal representative of a shareholder, and includes a trustee in bankruptcy of the shareholder;

(5)	“registered address” of a shareholder means that shareholder’s address as recorded in the central securities register; and

(6)	“seal” means the seal of the Company, if any.

1.2 Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if these Articles were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles.

1.3 Conflicts Between Articles and the Business Corporations Act

If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2. SHARES AND SHARE CERTIFICATES

2.1 Authorized Share Structure

The authorized share structure of the Company is as follows:

(1)	An unlimited number of common shares (the “Common Shares”), without nominal or par value, having attached thereto the rights, privileges, restrictions and conditions as set forth below:

(a)	The holders of the Common Shares shall be entitled to receive notice of and to vote at every meeting of the shareholders of the Company and shall have one vote thereat for each Common Share so held;

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(b)

Subject to the rights, privileges, restrictions and conditions attached to the Preferred Shares of the Company, the Board of Directors may from time-to-time declare a dividend, and the Company shall pay thereon out of the monies of the Company properly applicable to the payment of the dividends to the holders of Common Shares. For the purpose hereof, the holders of Common Shares receive dividends as shall be determined from time-to-time by the Board of Directors whose determination shall be conclusive and binding upon the Company and the holders of Common Shares; and

(c)

Subject to the rights, privileges, restrictions and conditions attached to the Preferred Shares of the Company, in the event of liquidation, dissolution or winding-up of the Company or upon any  distribution of the assets of the Company among shareholders being made (other than by way of dividend out of the monies properly applicable to the payment of dividends) the holders of Common Shares shall be entitled to share equally.

(2)	An unlimited number of Preferred Shares, without nominal or par value, having attached thereto the rights, privileges, restrictions and conditions as set forth below:

(a)	The Board of Directors of the Company may from time-to-time issue the Preferred Shares in one or more series, each series to consist of such numbers of shares as may before issuance thereof be determined by the Board of Directors;

(b)	The Board of Directors of the Company may by resolution alter the Articles of the Company (subject as hereinafter provided) to create any series of Preferred Shares and to fi x before issuance, the designation, rights, privileges, restrictions and conditions to attach to the Preferred Shares of each series, including, without limiting the generality of the foregoing, the rate, form, entitlement and payment of preferential dividends, the dates and place to payment thereof, the redemption price, terms, procedures and conditions of redemption, if any, voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the Preferred Shares of such series; and provided, however, that no shares of any series shall be issued until the Company has filed an alteration to the Notice of A1iicles with the Registrar of Companies, or such designated person in any other jurisdiction in which the Company may be continued.

(c)	If any cumulative dividends or amounts payable on return of capital in respect of a series of shares are not paid in full the shares of all series shall participate rate ably in respect of accumulated dividends and return of capital;

(d)	The Preferred Shares shall be entitled to preference over the Common Shares of the Company and any other shares of the Company ranking junior to the Preferred Shares with respect to the payment of dividends, if any, and in the distribution of assets in the event of liquidation, dissolution or winding-u p of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, and may also be given such other preferences over the Com mon Shares and any other shares of the Company ranking junior to the Preferred Shares as may be fixed by the resolution of the board of Directors of the Company as to the respective series authorized to be issued;

(e)

The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority and payment of dividends and in the distribution of assets in the event of liquidation. dissolution or winding-up of the Company, whether voluntary or involuntary, exclusive of any conversion rights that may affect the aforesaid;

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(f)

No dividends shall at any time be declared or paid on or set apart for payment on any shares of the Company ranking junior to the Preferred Shares unless all dividends, if any, up to and including the dividend payable for the last completed period for which such dividend shall be payable on each series of the Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Company ranking junior to the Preferred Shares nor shall the Company call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Preferred Shares (less than the total amount then outstanding) or any shares of the Company ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable on each series of the Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment;

(g)

Preferred Shares of any series may be purchased for cancellation or made subject to redemption by the Company out of capital pursuant to the provisions of the Business Corporations Act, if the Board of Directors so provide in the resolution of the Board of Directors of the Company relating to the issuance of such Preferred Shares, and upon such other terms and conditions as may be specified in the designations, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each such series as set forth in the said Resolution of the Board of Directors and Articles of Amendment of the Company relating to the issuance of such series;

(h)

The holders of the Preferred Shares shall not, as such, be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Company now or hereafter authorized; and

(i)

No class of shares may be created or rights and privileges increased to rank in parity or priority with the Preferred Shares with regard to the rights and privileges therof and without limiting the general ty of the foregoing, capital and dividends, without the approval of the holders of the Preferred Shares.

2.2  Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3  Shareholder Entitled to Share Certificate or Acknowledgement

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgement of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement, and delivery of a share certificate or acknowledgement, for a share to one of several joint shareholders or to one of the shareholders' duly authorized agents will be sufficient delivery to all.

2.4 Delivery by Mail

Any share certificate or non-transferable written acknowledgement of a shareholder's right to obtain a share certificate may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

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2.5 Replacement of Worn Out or Defaced Share Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgement of a shareholder's right to obtain a share certificate is worn out or defaced, the directors must, on production to them of the share certificate or acknowledgement. as the case may be. and on such other terms, if any, the directors think fit:

(1)	order the share certificate or acknowledgement, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or acknowledgement, as the case may be.

2.6 Replacement of Lost, Stolen or Destroyed Share Certificate or Acknowledgement

If a share certificate or a non-transferable written acknowledgement of a shareholder's right to obtain a  share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that share certificate or acknowledgement, as the case may be, if the directors receive:

(1)	proof satisfactory to the directors that the share certificate or acknowledgement is lost, stolen or destroyed; and

(2)	any indemnity the directors consider adequate.

2.7 Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified n umber of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share ce1iificate and issue replacement share certificates in accordance with that request.

2.8 Share Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9 Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3. ISSUE OF SHARES

3.1 Directors Authorized

Subject to the Business Corporations Act and rights of the holders of issued shares of the Company, the Company may issue, allot. sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2 Com missions and Discounts

The Company may at any time. pay a reasonable commission or al low a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

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3.3 Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4 Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)	past services performed for the Company;

(b)	property;

(c)	money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1 .

3.5 Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4. SECURITIES REGISTERS

4.1 Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2 Closing Register

The Company must not at any time close its central securities register.

5. SHARE TRANSFERS

5.1 Registering Transfers

A transfer of a share of the Company must not be registered un less:

(1)	a duly signed instrument of transfer in respect of the share has been received by the Company;

(2)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(3)

if a non-transferable written acknowledgement of the shareholder's right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgement has been surrendered to the Company.

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5.2 Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, a transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.3 Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its di rectors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgements deposited with the instrument of transfer:

(1)	in the name of the person named as transferee in that instrument of transfer; or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.4 Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest i n the shares, of any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares.

5.5 Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6. TRANSMISSION OF SHARES

6.1 Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2 Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

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7. PURCHASE OR RE DEMPTION OF SHARES

7.1 Company Authorized to Purchase or Redeem Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase, redeem or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2 Purchase or Redemption When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3 Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

8. BORROWING POWERS

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(2)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9. ALTERATIONS

9.1 Alteration of Authorized Share Structure

(1)	Subject to the Business Corporations Act, the Company may by resolution of the board of directors:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

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(b)

increase, reduce or eliminate the maxim um number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maxim um is established;

(c)	subject to Article 2.1 (2), alter the identifying name of any of its shares;

(d)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(e)	if the Company is authorized to issue shares of a class of shares with par value:

(A)	decrease the par value of those shares; or

(B)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(f)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value; or

(g)	subject to Article 2.1 (2), otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2 Change of Name

The Company may by resolution of the board of directors authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

9.3 Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

10. MEETINGS OF SHAREHOLDERS

10.1 Annual General Meetings

U n less an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2 Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must. in any unanimous resolution passed under this Article 10.2, select as the Company's annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3 Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders.

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10.4 Location of Meeting

A general meeting of the Company may be held anywhere in the world as determined by the directors.

10.5 Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

10.6 Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7 Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8 Class Meetings and Series Meetings of Shareholders

Subject to the provisions of the Business Corporations Act, unless specified otherwise in these Articles or in the special rights and restrictions attached to any class or series of shares, the provisions of these Articles relating to general meetings will apply, with the necessary changes and so far as they are applicable, to a class meeting or series meeting of shareholders holding a particular class or series of shares.

10.9 Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

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11. PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1 Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of, or voting at, the meeting;

(2)	at an annual general meeting, all business is special business except for the following:

(a)	business relating to the conduct of, or voting at, the meeting;

(b)	consideration of any financial statements of the Company presented to the meeting;

(c)	consideration of any reports of the directors or auditor; (d) the setting or changing of the number of directors;

(e)	the election or appointment of directors;

(f)	the appointment of an auditor;

(g)	the setting of the remuneration of an auditor;

(h)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2 Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two- thirds of the votes cast on the resolution.

11.3 Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two (2) persons who are, or represent by proxy, shareholders holding, in the aggregate, at least five percent (5%) of the issued shares entitled to be voted at the meeting.

11.4 One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)	that shareholder, present in person or by proxy, may constitute the meeting.

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11.5 Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), the auditor of the Company. the lawyers for the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6 Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders un less a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7 Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved; and

(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8 Lack of Quorum at Succeeding Meeting

If at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present with in one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9 Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any;

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any; or

(3)	such other person designated by the directors.

11.10 Selection of Alternate Chair

If, at any meeting of shareholders, the person appointed under section 11.9 above is not present within 15 minutes after the time set for holding the meeting, or if such person is unwilling to act as chair of the meeting, or if such person has advised the secretary, if any, or any director present at the meeting, that such person will not be present at the meeting, the directors present must choose: one of their number, a senior officer or counsel to the Company to chair the meeting or if the director, senior officer or counsel present declines to take the chair or if the directors fail to so choose or if no director, senior officer or counsel is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11 Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at t he meeting from which the adjournment took place.

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11.12 Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for thirty days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13 Decisions by Show of Hands or Poll

Every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14 Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the n umber or proportion of the votes recorded in favor of or against the resolution.

11.15 Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded u n less the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16 Casting Vote

In case of an equal quantity of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17 Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)	at the meeting, or with in seven days after the date of the meeting, as the chair of the meeting directs; and

(b)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

11.18 Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

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11.19 Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of a meeting of the shareholders must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20 Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21 Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22 Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23 Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and during that period, make such ballots and proxies available for inspection during normal business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12. VOTES OF SHAREHOLDERS

12.1 Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2 Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative for a shareholder who is entitled to vote at the meeting.

12.3 Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting of the shareholders, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it: or

(2)

if more than one of the joint shareholders is present at any meeting of the shareholders, personally or by proxy, and more than one of the joint shareholders votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

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12.4 Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5 Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of the shareholders by written instrument, fax or any other method of transmitting legibly recorded messages and:

(1)	for that purpose, the instrument appointing a representative must:

(a)

be received at the registered office of the Company or at any other place specified for the receipt of proxies, in the notice calling the meeting, at least the n umber of business clays for the receipt of proxies specified in the notice, or if no number of days is specified in the notice, at least, two business clays before the clay set for the holding of the meeting; or

(b)	be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(2)	if a representative is appointee! under this Article 12.5:

(a)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the corporation could exercise if it were a shareholder who is an individual, including, without  imitation, the right to appoint a proxy holder; and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

12.6 Proxy Provisions Do Not Apply to All Companies

Article 12.9 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply. Sections 12.7 to 12. 15 apply to the Company only insofar as they are not inconsistent with any applicable securities legislation and any regulations and rules made and promulgated under such legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities com mission or similar authorities appointee! under that legislation.

12.7 Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of the shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the instrument of proxy.

12.8 Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

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12.9 Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form designated by the directors, the scrutineer or the chair of the meeting:

[name of company]

(the "Company")

The undersigned, being a shareholder of the Company, hereby appoints /name/ or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on / month, day, year/ and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned):                           .

Signed /month, day year/

/Signature of shareholder/

/Name of shareholder- printed/

12.10 Deposit of Proxy

A proxy for a meeting of shareholders must be by written instrument, fax or any other method of transmitting legibly messages and must:

(1)

be received at the registered office of the Company or at any other place specified for the receipt of proxies, in the notice calling the meeting, at least the number of business days specified in the notice for the receipt of proxies, or if no n umber of days is specified, in the notice, at least two business days before the day set for the holding of the meeting; or

(2)	unless the notice provides otherwise, be deposited at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11 Revocation of Proxy

Subject to Article 12.12, every proxy may be revoked by an instrument in writing that is :

(1)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	deposited with the chair of the meeting, at the meeting, before any vote in respect of which the proxy is to be used shall have been taken.

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12.12 Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.12 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.13 Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13. DIRECTORS

13.1 First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)	subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company's first directors;

(2)	if the Company is a public company, the greater of three and the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4;

(3)	if the Company is not a public company, the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4.

13.2 Change in Number of Directors

If the number of directors is set under Articles 13.1 (2)(a) or 13.1 (3)(a):

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3 Directors' Acts Valid Despite Vacancy

An act or proceeding of the directors is not in valid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

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13.4 Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5 Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6 Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7 Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration fixed by the directors, or, at the option of that di rector, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8 Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14. ELECTION AND REMOVAL OF DIRECTORS

14.1 Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2 Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual docs not refuse, at the meeting, to be a director: or

(3)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

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14.3 Failure to Elect or Appoint Directors

If:

(1)

the Company fails to hold an annual general meeting, and al l the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	the date on which h is or her successor is elected or appointed; and

(4)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4 Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5 Directors May Fill Casual Vacancies,

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6 Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of di rectors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7 Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these A1iicles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8 Additional Directors

Notwithstanding A1iicles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the di rectors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(1)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.l (I), but is eligible for re-election or re-appointment.

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14.9 Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director bodies;

(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10 Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11 Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceased to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15. POWERS AND DUTIES OF DIRECTORS

15.l Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2 Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

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16. DISCLOSURE OF INTEREST OF DIRECTORS

16.1 Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

16.2 Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3 Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4 Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5 Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6 No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7 Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

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16.8 Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

17. PROCEEDINGS OF DIRECTORS

17.1 Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as the directors think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2 Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3 Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any;

(2)	in the absence of the chai r of the board, the president, if any, if the president is a director; or

(3)	any other director chosen by the directors if:

(a)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)	neither the chair of the board nor the president, if a di rector, is willing to chair the meeting; or

(c)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that the chair of the board and the president will not be present at the meeting.

17.4 Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5 Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company. if any, on the request of a director must, call a meeting of the directors at any time.

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17.6 Notice of Meetings,

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone.

17.7 When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)	the director has waived notice of the meeting.

17.8 Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.

17.9 Waiver of Notice of Meetings

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

17.10 Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

17.11 Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12 Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(a)	in all cases, if each of the directors entitle to vote on the resolution consents to it in writing; or

(b)

in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who are entitled to vote on the resolution consents to it in writing.

A consent in writing under this Article 17 may be evidence by signed document, fax, email or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one entire document. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is deemed to effective on the date stated in the consent in writing and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to such meetings.

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18. EXECUTIVE AND OTHER COMMITTEES

18.1 Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors' powers, except:

(1)	the power to fill vacancies in the board of di rectors;

(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the di rectors; and

(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors' resolution.

18.2 Appointment and Powers of Other Committees

The directors may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (I) any of the directors' powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of or fill vacancies in, any committee of the directors; and

(d)	the power to appoint or remove officers appointed by the directors; and

(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors' resolution.

18.3 Obligations of Committees

Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(1)	con form to any rules that may from time to time be imposed on it by the directors; and

(2)	report every act or thing clone in exercise of those powers at such times as the directors may require.

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18.4 Powers of Board

The directors may, at any ti me, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

18.5 Committee Meetings

Subject to Article 18.3(l) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles l8. l or 18.2:

(1)	the committee may meet and adjourn as it thinks proper;

(2)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and

(4)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

19. OFFICERS

19.1 Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2 Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the functions and duties of the officer;

(2)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit: and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3 Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

19.4 Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whet her by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company. a pension or gratuity.

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20. INDEMNIFICATION

20.1 Definitions

In this Article 21 :

(1)	''eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)

"eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director, officer, or former officer of the Company (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director, former director, officer or former officer of the Company:

(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fi ne in, or expenses related to, the proceeding;

(3)	"expenses" has the meaning set out in the Business Corporations Act.

20.2 Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company may indemnify a director, former director, officer or former officer of the Company and h is or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company may, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and officer is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3 Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4 Non-Compliance with Business Corporations Act

The failure of a director, former director, officer or former officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5 Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, officer, employee or agent of the Company;

(2)	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

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21. DIVIDENDS

21.1 Payment of Dividends Subject to Special Rights

The provisions of this Article 21 are subject to Article 2.1 and to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2 Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as the directors may deem advisable.

21.3 No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4 Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5 Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

21.6 Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 21 .5, the directors may settle the difficulty as the directors deem advisable, and, in particular, may:

(1)	set the value for distribution of specific assets;

(2)

determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7 When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

21.8 Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

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21.9 Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of such joint shareholders may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10 Dividend Bears No Interest

No dividend bears interest against the Company.

21.11 Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12 Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend un less such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13 Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

22. DOCUMENTS, RECORDS AND REPORTS

22.1 Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2 Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

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23. NOTICES

23.1 Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise. a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a shareholder, the shareholder's registered address;

(b)

for a record mailed to a director or officer, the prescribed address for mailing shown for the di rector or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a shareholder, the shareholder's registered address;

(b)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the delivery address of the intended recipient;

(3)	sending the record by fax to the fax n umber provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(5)	physical delivery to the intended recipient.

23.2 Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

23.3 Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

23.4 Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register i n respect of the share.

23.5 Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to such person:

(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)	at the address, if any. supplied to the Company for that purpose by the persons claiming to be so entitled: or

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(2)

if an address referred to in paragraph (1)( b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24. SEAL

24.1 Who May Attest Seal

Except as provided in Articles 24.2 and 24.3, the Company's seal, if any, must not be impressed on any record except when that i m pression is attested by the signatures of:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	if the Company only has one director, that di rector; or

(4)	any one or more directors or officers or persons as may be determined by the directors.

24.2 Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.

24.3 Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as the directors may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be i m pressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

25. PROHIBITIONS

25.1 Definitions

In this Article 25:

(1)	"designated security" means:

(a)	a voting security of the Company:

(b)

a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or. on the liquidation or winding up of the Company, in its assets; or

(c)	a security of the Company convertible, directly or indirectly, into a security described in paragraph (a) or (b);

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(2)	"security" has the meaning assigned in the Securities act ( British Columbia);

(3)	"voting security" means a security of the Company that:

(a)	is not a debt security, and

(b)	carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

25.2 Application

Article 25.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

25.3 Consent Required for Transfer of Shares or Designated Securities

No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

26. A DVANCE NOTICE PROVISION

26.1 Nomination of Directors

(1)

Nominations of persons for election to the Board may be made at any Annual Meeting of shareholders or at any Special Meeting of shareholders if one of the purposes for which the Special Meeting was called was the election of directors. In order to be eligible for election to the Board at any Annual Meeting or Special Meeting of shareholders, persons must be nominated in accordance with one of the following procedures:

(a)	by or at the direction of the Board or an authorized officer, including pursuant to a notice of meeting;

(b)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporations Act (British Columbia) (the "BCA"), or a requisition of the shareholders made in accordance with the provisions of the BCA; or

(c)

by any person (a "Nominating Shareholder"): (A ) who, at the close of business on the date of the giving by the Nominating Shareholder of the notice provided for below in this Article 26.1 and at the close of business on the record date for notice of such meeting, is entered in the central securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this Article 26.1 .

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(2)

In addition to any other requirements under applicable laws, for a nomination to be made by a Nominating Shareholder. the Nominating Shareholder must give notice which is both timely (in accordance with paragraph (3) bel ow ) and in proper written form (in accordance with paragraph (4) below) to the Secretary of the Company at the principal executive offices of the Company.

(3)	A Nominating Shareholder's notice to the Secretary of the Company will be deemed to be timely if:

(a)	in the case of an Annual Meeting of shareholders, such notice is made not less than 30 nor more than 65 days prior to the date of the Annual Meeting of Shareholders; provided, however, that in the event that the Annual Meeting of Shareholders is to be held on a date that is less than 50 days after the date (the "Notice Date") on which the first public announcement of the date of the Annual Meeting is made, notice by the Nominating Shareholder is made not later than the close of business on the tenth ( I 0th) day following the Notice Date; and

(b)	in the case of a Special Meeting (which is not also an Annual Meeting) of Shareholders called for the purpose of electing directors (whether or not called for other purposes), such notice is made not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the Special Meeting of Shareholders was made. Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement of this paragraph (3).

For greater certainty, the time periods for the giving of notice by a Nominating Shareholder as aforesaid shall, in all cases, be determined based on the original date of the applicable Annual Meeting or Special Meeting, and in no event shall any adjournment or postponement of an Annual Meeting or Special Meeting or the announcement thereof commence a new time period for the giving of such notice.

(4)	A Nominating Shareholder's notice to the Secretary of the Company will be deemed to be 111 proper form if:

(a)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director, such notice sets forth: (A) the name, age, business address and residential address of the person; ( B) the principal occupation or employment of the person; (C) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (D) any other information relating to the person that would be required to be disclosed in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to the BCA and Applicable Securities Laws (as defined below); and

(b)	as to the Nominating Shareholder giving the notice, such notice sets forth any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident's proxy circular in connection with solicitations of proxies for election of di rectors pursuant to the Business Corporations Act and Applicable Securities Laws (as defined below).

The Company may require any proposed nominee for election as a Director to furnish such additional information as may reasonably be requested by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such proposed nominee.

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(5)

No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Article 26.1; provided, however, that nothing in this Article 26.1 shall be deemed to restrict or preclude discussion by a shareholder (as distinct from the nomination of directors) at an Annual Meeting or Special Meeting of any matter that is properly brought before such meeting pursuant to the provisions of the BCA or at the discretion of the Chairman of the meeting. The Chairman of the meeting shall have the power and duty to determine whether any nomination for election of a di rector was made in accordance with the procedures set fo1low in this Article 26.1 and, if any proposed nomination is not in compliance with such procedures, to declare such nomination defective and that it be disregarded.

(6)	For purposes of this Article 26:

(a)	"Annual meeting" means any annual meeting of Shareholders;

(b)	"Applicable" securities Laws" means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such laws and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission or similar securities regulatory authority of each province and territory of Canada;

(c)	"BCA" means the Business Corporations Act (British Columbia), as amended;

(d)	"Board" means the board of directors of the Company as constituted from time to time;

(e)	"Common Shares" means common shares in the capital of the Company;

(f)	"Public Announcement" means disclosure in a press release reported by a national news service i n Canada, or in a document publicly filed by the Company under its profile on the System of Electronic Document Analysis and Retrieval (SEDA R) at www.sedar.com;

(g)	"Shareholder" means a holder of Commons Shares; and

(h)	"Special Meeting" means any special meeting of Shareholders if one of the purposes for which such meeting is called is the election of directors.

(7)

Notwithstanding any other provision of this Article 26.1, notice given to the Secretary of the Company pursuant to this Article 26.1 may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the Secretary of the Company for purposes of this Article 26.1 ), and shall be deemed to have been given and made only at the time it is served by personal delivery to the Secretary at the address of the principal executive offices of the Company, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

26.2 Applications

Article 26.1 does not apply to the Company in the following circumstances:

(a)

if and for so long as the Company is not a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its A11icles or to which the Statutory Reporting Company Provisions apply; or

(b)	to the election or appointment of a director or directors in the circumstances set forth in Article 14.8.

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